EXHIBIT 23.1


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                         CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use in this Pre-effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-87357) of First Star Capital Trust and First Star Bancorp, Inc. and the related prospectus of our report, dated November 12, 1999, relating to the consolidated financial statements of First Star Bancorp, Inc. and its subsidiaries included therein. We also consent to the reference to our Firm under the caption "Experts" in the prospectus.




                                           /s/BEARD & COMPANY, INC.




Allentown, Pennsylvania
November 18, 1999